As filed with the Securities and Exchange Commission on March 2, 2007.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SMITH INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-3822631 (I.R.S. Employer Identification Number)

411 N. Sam Houston Parkway, Suite 600 Houston, Texas (Address of Principal Executive Offices)	77060 (Zip Code)
SMITH INTERNATIONAL, INC 401(k) RETIREMENT PLAN
M-I RETIREMENT PLAN
WILSON 401(k) RETIREMENT PLAN
GREYBULL RETIREMENT PLAN
(Full Title of the Plan)
Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary
411 N. Sam Houston Parkway, Suite 600
Houston, Texas 77060
(281) 433-3370
(Name and Address of Agent For Service)
Copy to:
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attn: William B. Nelson
(713) 547-2000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of	Amount to be	Offering Price Per	Aggregate Offering	Registration Fee
Securities to be Registered	Registered	Share (1)	Price (1)	(1)
Common Stock (2)	10,000,000 shares (3)	$40.73	$407,300,000	$12,504

(1)      Computed pursuant to Rule 457 (c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sale prices on February 28, 2007, as reported on the New York Stock Exchange composite tape.
(2)      Includes preferred stock purchase rights pursuant to the Smith International, Inc. Rights Agreement, dated June 8, 2000, as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(3)     Estimated solely for purposes of calculating the registration fee.

EXPLANATORY NOTE
     The assets of the Plans (defined below) are held in separate trusts (the “Trusts”) by a third party trustee. The assets of the Trusts are segregated into various investment funds in which the Plans may participate. One of the funds invests primarily in the common stock of Smith International, Inc. (the “Company”). Purchases and sales of the common stock of the Company by these Plans are made in the open market. No new shares of common stock are issued by the Company or the Plans under this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information required by Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the Smith International, Inc. 401(k) Retirement Plan, M-I Retirement Plan, Wilson 401(k) Retirement Plan and Greybull Retirement Plan (the “Plans”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed by the Company and the Plans with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Current Report on Form 8-K filed January 30, 2007; and

•	The description of our common stock contained in the registration statement on Form 8-B filed with the Commission on May 25, 1983, as amended by Form 8 filed on August 26, 1991, including any additional amendments that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.
     All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plans have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
ITEM 4. DESCRIPTION OF SECURITIES.
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power, under specified circumstances, to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action or proceeding to which he or she is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein. Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the General Corporation Law of the State of Delaware. A corporation also has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person or incurred by such person in any capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the law.
Our restated certificate of incorporation and the amended bylaws extend indemnification rights to our directors, officers, employees and agents to the fullest extent authorized by the General Corporation Law of the State of Delaware. The restated certificate of incorporation and the amended bylaws also permit us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours against any liability asserted against such person and incurred by such person in such capacity, whether or not we would have the power or the obligation to indemnify such person against such liability. Reference is made to our restated certificate of incorporation and amended bylaws.
Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director of the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation contains such a provision, and further provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.
The above discussion of our restated certificate of incorporation and amended bylaws and of Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, amended bylaws and statutes.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Smith International, Inc. (the “Company”), dated July 26, 2005. Filed as Exhibit 3.4 to the Company’s report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference.

4.2	Restated Bylaws of the Company. Filed as Exhibit 3.3 to the Company’s annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.3	Rights Agreement, dated as of June 8, 2000, between the Company and EquiServe Trust Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent. Filed as Exhibit 4.1 to the Company’s registration statement on Form 8-A dated June 15, 2000 and incorporated herein by reference.

4.4	Amendment to Rights Agreement dated June 8, 2000, by and among the Company and EquiServe Trust Company, N.A. (formerly First Chicago Trust Company of New York) and effective as of October 1, 2001. Filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

Exhibit Number	Description

4.5	Amendment No. 2 to Rights Agreement by and among the Company and EquiServe Trust Company, N.A. and effective as of December 31, 2002. Filed as Exhibit 4.3 to the Company’s annual report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

5.1*	Opinion of Haynes and Boone, LLP as to the legality of the securities registered hereby

23.1*	Consent of Haynes and Boone, LLP (set forth in its opinion filed as Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Powers of attorney (set forth on the signature page hereof)
* Filed herewith
     We hereby undertake that we will submit or have submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and have made or will make all changes required by the IRS in order to qualify the Plans.
ITEM 9. UNDERTAKINGS.
(a)      The undersigned registrant hereby undertakes:
(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on March 2, 2007.

SMITH INTERNATIONAL, INC.
By:	/s/ DOUGLAS L. ROCK
Douglas L. Rock, Chairman of the
Board, Chief Executive Officer, President, and Chief Operating Officer

POWER OF ATTORNEY
     Each of the undersigned hereby appoints Richard E. Chandler, Jr. and Margaret K. Dorman, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 2, 2007.

Signature	Title

/s/ DOUGLAS L. ROCK Douglas L. Rock	Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)

/s/ MARGARET K. DORMAN Margaret K. Dorman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

/s/ G. CLYDE BUCK G. Clyde Buck	Director

/s/ LOREN K. CARROLL Loren K. Carroll	Director

/s/ DOD A. FRASER Dod A. Fraser	Director

/s/ JAMES R. GIBBS James R. Gibbs	Director

/s/ ROBERT KELLEY Robert Kelley	Director

/s/ JERRY W. NEELY Jerry W. Neely	Director

/s/ JOHN YEARWOOD John Yearwood	Director

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on March 2, 2007.

SMITH INTERNATIONAL, INC. 401(k) RETIREMENT PLAN M-I RETIREMENT PLAN WILSON 401(k) RETIREMENT PLAN GREYBULL RETIREMENT PLAN
By:	Administrative Committees

By:	/s/ RICHARD E. CHANDLER, JR.
Richard E. Chandler, Jr., Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Smith International, Inc. (the “Company”), dated July 26, 2005. Filed as Exhibit 3.4 to the Company’s report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference.

4.2	Restated Bylaws of the Company. Filed as Exhibit 3.3 to the Company’s annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.3	Rights Agreement, dated as of June 8, 2000, between the Company and EquiServe Trust Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent. Filed as Exhibit 4.1 to the Company’s registration statement on Form 8-A dated June 15, 2000 and incorporated herein by reference.

4.4	Amendment to Rights Agreement dated June 8, 2000, by and among the Company and EquiServe Trust Company, N.A. (formerly First Chicago Trust Company of New York) and effective as of October 1, 2001. Filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

4.5	Amendment No. 2 to Rights Agreement by and among the Company and EquiServe Trust Company, N.A. and effective as of December 31, 2002. Filed as Exhibit 4.3 to the Company’s annual report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

5.1*	Opinion of Haynes and Boone, LLP as to the legality of the securities registered hereby

23.1*	Consent of Haynes and Boone, LLP (set forth in its opinion filed as Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Powers of attorney (set forth on the signature page hereof)
* Filed herewith